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                                                                     Exhibit 5.1


                  [Letterhead of Sonnenschein Nath & Rosenthal]



                                                              June 22, 2001

Mediacom Communications Corporation
100 Crystal Run Road
Middletown, New York 10941

         Re:      Registration Statement on Form S-3
                  Under the Securities Act of 1933
                  --------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Mediacom Communications Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (File No. 333-55138), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), for the issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, of securities with an aggregate public offering price of up to $1,000,000,000. Pursuant to the Registration Statement, the Company is offering up to 29,900,000 shares of its Class A common stock, par value $.01 per share (the "Shares") (including 3,900,000 Shares to cover an over-allotment option granted to the underwriters). This opinion is being delivered in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         In that connection, we have examined (i) the Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the Registration Statement, (iv) the prospectus, dated February 13, 2001, (v) the preliminary prospectus supplement and the prospectus supplement to said prospectus, relating to the Shares, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) on June 6, 2001 and June 22, 2001, respectively, (the prospectus, preliminary prospectus supplement and the prospectus supplement are collectively referred to herein as the "Prospectus"),
(vi) corporate proceedings of the Company relating to the issuance of the Shares, and (vii) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

         In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms set forth in the Registration Statement and the Prospectus forming a part of the Registration Statement, will be duly and validly issued, fully paid and non-assessable.
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Mediacom Communications Corporation
June 22, 2001
Page 2



         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.


                                                   Very truly yours,

                                                   SONNENSCHEIN NATH & ROSENTHAL



                                                   By:  /s/ IRA I. ROXLAND
                                                       -------------------
                                                       A Member of the Firm





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